Exhibit 32.2

Certification Pursuant To 18 U.S.C.

Section 1350, As Adopted Pursuant To

Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Annual Report of Citadel Broadcasting Corporation (the “Company”) on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Randy L. Taylor, Senior Vice President–Finance and Acting Chief Financial Officer of the Company, certify to my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 29, 2008

/s/ RANDY L. TAYLOR
Randy L. Taylor
Senior Vice President–Finance and Acting Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Citadel Broadcasting Corporation and will be retained by Citadel Broadcasting Corporation and furnished to the Securities and Exchange Commission or its staff upon request.